Exhibit 99.1

FOR IMMEDIATE RELEASE

C2 ACQUIRES MINORITY INTEREST IN COUNSEL RB CAPITAL LLC

C2 TO CHANGE NAME TO COUNSEL RB CAPITAL INC.

TORONTO, CANADA, DECEMBER 13, 2010 – C2 Global Technologies Inc. (“C2” or the “Company”) (OTCBB: COBT) today announced that it has acquired the 25% interest in its asset liquidation subsidiary, Counsel RB Capital LLC (“Counsel RB”), owned by Counsel RB’s Co-CEOs Jonathan and Adam Reich.

C2 is issuing a total of 3,242,000 common shares in exchange for the minority interest in Counsel RB, which now becomes a wholly-owned subsidiary of the Company. The acquisition price represents approximately 12.5%, post-issuance, of the Company’s outstanding common shares.

Since commencing operations in the second quarter of 2009, Counsel RB has generated all of C2’s revenue and has established itself as a major participant in the North American asset liquidation sector. Consequently, C2’s Board of Directors has approved a proposal to change the Company’s name to Counsel RB Capital Inc. The proposal was approved pursuant to the written consent of a majority of the Company’s shareholders, without a meeting, as permitted by Florida law and the Company’s articles and by-laws. An Information Statement will be sent to shareholders regarding the proposal, which is expected to become effective on or after January 9, 2011.

 “We are very excited about the prospects for our asset liquidation business” said Allan Silber, Chairman of C2 and C2’s parent, Counsel Corporation (TSX: CXS).  “The business has exceeded expectations to date and we plan to allocate more energy and resources to building this important operating segment”.

About C2 Global Technologies Inc.

C2 operates in two business segments:  asset liquidation and patent licensing.  C2’s asset liquidation business acquires and disposes of distressed and surplus assets.  C2’s patent licensing business develops and licenses its patents, which include two foundational patents in VoIP technology.  In addition, C2 owns approximately 5% of Polaroid Corporation. For further information, please visit C2’s website at www.c2global.com.

About Counsel RB Capital LLC

Counsel RB LLC specializes in the acquisition and disposition of distressed and surplus assets throughout the United States and Canada, including industrial machinery and equipment, real estate, inventories, accounts receivables and distressed debt. In addition to purchasing various types of assets, Counsel RB also arranges traditional asset disposition services such as on-site and webcast auctions, liquidations and negotiated sales. For further information, please visit “Businesses” at Counsel Corporation’s website at www.counselcorp.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, that are based on management’s exercise of business judgment as well as assumptions made by, and information currently available to, management.  When used in this document, the words “may”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, and words of similar import, are intended to identify any forward-looking statements.  You should not place undue reliance on these forward-looking statements.  These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements.  We undertake no obligation, and do not intend, to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.  Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize.  Many factors could cause actual results to differ materially from our forward-looking statements.

Contact:

Stephen A. Weintraub
Executive Vice President, Secretary & CFO
sweintraub@c2global.com
(416) 866-3058